Exhibit 10(l)(xvii)    Form of Non-Employee Director Stock Unit Award Agreement

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the
ALBANY INTERNATIONAL CORP. 2023 LONG TERM INCENTIVE PLAN

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Participant:
Award Date:
Number of Restricted Stock Units Awarded:

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THIS AWARD AGREEMENT, dated as of the Award Date specified above, is entered into by and between Albany International Corp., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Albany International Corp. 2023 Long Term Incentive Plan (the “Plan”).

WHEREAS, Section 6 of the Plan provides for the grant of incentive awards to Participants in the Plan, including equity-based or equity-related awards;
WHEREAS, as an incentive to encourage the Participant to continue to provide services as a director of the Company by affording the Participant a greater interest in the success of the Company and its Affiliates, the Company desires to grant the Participant the Restricted Stock Units provided herein; and

WHEREAS, the Participant desires to obtain such Restricted Stock Units on the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable considerations receipt of which is hereby acknowledged, the Company and the Participant agree as follows:

1.Incorporation by Reference; Plan Document Receipt. Except as otherwise provided herein, this Award Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the Restricted Stock Units provided for herein), all of which terms and provisions are made a part of and incorporated into this Award Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Award Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Award of Restricted Stock Units. Subject to the terms hereof and the Plan, the Company hereby grants to the Participant, as of the Award Date specified above, the number of Restricted Stock Units specified above. Each Restricted Stock Unit represents the right to receive a share of Stock, subject to terms and conditions of this Award Agreement and the Plan.

3.Vesting. The Restricted Stock Units awarded hereunder will vest on the following dates (each, a “Vesting Date”):

(i)
One third (33.33%) of the Restricted Stock Units shall vest on March 1st following the first anniversary of the Award Date, subject to the Participant’s continuous service as a director of the Company on such Vesting Date;

(ii)
One third (33.33%) of the Restricted Stock Units shall vest on March 1st following the second anniversary of the Award Date, subject to the Participant’s continuous service as a director of the Company on such Vesting Date; and

(iii)
One third (33.34%) of Restricted Stock Units shall vest on March 1st following the third anniversary of the Award Date, subject to the Participant’s continuous service as a director of the Company on such Vesting Date.

4.Special Vesting. In the event that the Participant’s service with the Company terminates due to death or Disability, 50% of all unvested Restricted Stock Units awarded under this Award Agreement will immediately vest on the date of such termination and the remainder of the unvested Restricted Stock Units will be forfeited for no consideration on the date of such termination and the Participant will have no further rights with respect to them. In the event any unvested Restricted Stock Units are not assumed or substituted by the acquiring company (or its parent) in connection with a Change in Control, such unvested Restricted Stock Units will vest effective as of the closing of such Change in Control. In the event that the Participant’s service with the Company terminates for any reason other than death or Disability, all unvested Restricted Stock Units will be forfeited for no consideration on the date of such termination and the Participant will have no further rights with respect to them.

5.Dividend Equivalent Payments. Except as otherwise provided herein, the Company shall make to a Participant who holds Restricted Stock Units on the declared record date a cash payment on the number of shares of Stock represented by the Restricted Stock Units held by Participant on such date, equal to dividends declared by the Board of the Company and paid on Stock, payable on the same date such dividends are payable to holders of Stock. Dividend Equivalent payments shall not be made during a Participant’s leave of absence.

6.Settlement; Payment Delay. Subject to Section 6 hereof, as soon as practicable following the applicable Vesting Date (or, if applicable, the date in which the vesting of any Restricted Stock Units are accelerated pursuant to Section 4 hereof) but in any event no later than the end of the calendar year in which such Vesting Date or accelerated vesting date occurs, as applicable, the Company shall deliver one share of Stock to the Participant in respect of each vested Restricted Stock Unit. Notwithstanding any provision in the Plan or this Award Agreement to the contrary, if, pursuant to the provisions of Section 409A of the Code, and the regulations promulgated thereunder, any payment is required to be delayed as a result of the Participant being deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any such payments under the Plan shall not be made prior to the earlier of (i) the expiration of the six month period measured from the date of the “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code) or (ii) the date of the Participant’s death. Upon the expiration of such period, all payments under this Award Agreement delayed pursuant to this Section 5 shall be paid to the Participant in a lump sum without interest.

7.Deferral of Stock Units. The Company may permit the Participant to defer receipt of some or all of the shares of Stock otherwise to be issued to the Participant. If the Company permits such deferrals, the Company shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with the regulations promulgated under Section 409A of the Code. Accordingly, any issuance of shares of Stock or distributions under the Participant’s Restricted Stock Units that are subject to such deferral shall be issued or paid to the Participant pursuant to the Participant’s deferral election and such other rules and procedures for making such deferral elections and the payment of such deferrals. Upon the vesting of any Restricted Stock Units awarded to the Participant who has elected to defer his or her Restricted Stock Units, any shares of Stock that would otherwise have been issued to the Participant upon such vesting shall be converted to deferred stock units on a one-to-one basis and credited to the Participant’s deferred account.
8.Taxes. The Participant shall be solely responsible for any applicable taxes owed in connection with the grant, vesting or settlement of any Restricted Stock Units and Dividend Equivalent payments granted hereunder. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of any Restricted Stock Units granted hereunder.

9.Clawback. The Award granted hereunder is subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Award Date or as otherwise required by applicable law, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and any listing standards promulgated by the New York Stock Exchange and that the Company determines should apply to Awards. Any such policy may subject this Award and amounts paid or realized with respect to this Award to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

10.Code Section 409A. The parties hereto intend that amounts payable under this Agreement shall be exempt from, or compliant with, Section 409A of the Code, and the provisions of this Agreement shall be construed and administered in accordance with such intent.

11.Amendment and Waiver. Neither this Award Agreement nor any provision hereof may be amended, modified, changed, discharged, terminated or waived orally, by any course of dealing or purported course of dealing or by any other means except (i) in the case of an amendment, modification, change or waiver that does not impair the rights of the Participant with respect to outstanding Restricted Stock Units or that is deemed by the Committee to be advisable to avoid the imposition of any tax under Section 409A of the Code, by written notice to the Participant or (ii) an agreement in writing signed by the Company and the Participant. No such written notice of agreement shall extend to or affect any provision of this Award Agreement not expressly amended, modified, changed, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver of or acquiescence in any other breach hereof.

12.Notices. Any notice required or permitted under this Award Agreement shall be in writing and shall be deemed properly given:
in the case of notice to the Company, if delivered in person to the Secretary of the Company, or mailed to the Company to the attention of the Secretary by registered mail (return receipt requested) at 216 Airport Drive, Rochester, New Hampshire, 03867, or at such other address as the Company may from time to time hereafter designate by written notice to the Participant; and

in the case of notice to the Participant, if delivered to him or her in person, or mailed to him or her by registered mail (return receipt requested) at the last known residence address provided by Participant to the Company or at such other address as the Participant may from time to time hereafter designate by written notice to the Company.

13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

14.Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles, and the parties hereby submit to the jurisdiction of the courts and tribunals of Delaware.

15.Binding Agreement; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives and successors of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives or successors, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein. The Participant shall not assign any part of this Award Agreement without the prior express written consent of the Company.

16.Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.Headings. The titles and headings of the various sections of this Award Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Award Agreement.

18.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Award Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19.Severability. The invalidity or unenforceability of any provisions of this Award Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Award Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Award Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, each of the Company and the Participant has duly executed this Award Agreement as of the Award Date specified above.

ALBANY INTERNATIONAL CORP.

By: _________________________________________
Name:
Title:

PARTICIPANT

By: _________________________________________
Name: